UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013 (June 4, 2013)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01.  Entry into a Material Definitive Agreement.

Completion of Convertible Debt Offering and Deerfield Credit Facility Payoff

On June 10, 2013, Array completed a public offering of $132,250,000 aggregate principal amount of its 3.00% Convertible Senior Notes Due 2020 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. and J.P. Morgan Securities LLC, as representatives (“Representatives”) of the several Underwriters named therein (collectively, the “Underwriters”).  The Notes sold in the offering included $17,250,000 in Notes sold to the Underwriters pursuant to their option to purchase additional Notes, which the Underwriters exercised on June 6, 2013. The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (File No. 333-189048) filed with the Securities and Exchange Commission on June 3, 2013, which was effective upon filing (the “Registration Statement”).

The aggregate net proceeds from the offering were approximately $128.0 million after deducting the underwriting discount and estimated offering expenses payable by Array. Array used approximately $92.6 million of the net proceeds to repay its entire outstanding secured indebtedness with Deerfield Capital and intends to use the remaining proceeds for general corporate purposes. Upon receipt of the funds from this payoff on June 10, 2013, the Facility Agreement dated May 29, 2008 and the Facility Agreement dated May 15, 2009, each entered into between Array and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (each as subsequently assigned in part), were terminated.

Base Indenture and Supplemental Indenture

Array issued the Notes pursuant to an Indenture dated June 10, 2013 (the “Base Indenture”) entered into with Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture between Array and the Trustee dated June 10, 2013 (the “Supplemental Indenture” and collectively with the Base Indenture, the “Indenture”).

The Notes are the general senior unsecured obligations of Array. The Notes will bear interest at a rate of 3.00% per year, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2013. The Notes will mature on June 1, 2020, unless earlier converted by the holders or redeemed by Array.

Prior to March 1, 2020, holders may convert the Notes only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2013, if the last reported sale price of Array’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the applicable conversion rate on each such trading day; (3) if Array calls the Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 1, 2020 until the close of business on the scheduled trading day immediately prior to the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the holders will receive, at Array’s option, shares of Array’s common stock, cash or a combination of shares and cash. The Notes will be convertible at an initial conversion rate of 141.8641 shares per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $7.05 per share, subject to certain adjustments set forth in the Indenture.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving Array, holders of the Notes may require Array to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

On or after June 4, 2017, Array may redeem for cash all or part of the outstanding Notes if the last reported sale price of Array’s common stock exceeds 130% of the applicable conversion price for 20 or more trading days in a period of 30 consecutive trading days ending within seven trading days immediately prior to the date Array provides the notice of redemption to holders. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus all accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to Array, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to Array and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Notwithstanding the foregoing, if Array fails to comply with certain reporting covenants under the Indenture, Array may elect to pay additional interest on the Notes as the sole remedy for such a default.

The Indenture provides that Array shall not consolidate with or merge with or into another person, or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless (a) the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of Array’s obligations under the Notes and the Indenture; and (b) immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein. The Base Indenture, the Supplemental Indenture and the form of Note are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Underwriting Agreement

On June 4, 2013, Array entered into the Underwriting Agreement with the Representatives. Subject to the terms and conditions of the Underwriting Agreement, Array agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of $115.0 million aggregate principal amount of Noes. Array also granted the Underwriters a 30-day option to purchase up to an additional $17,250,000 aggregate principal amount of the Notes, which option was exercised in full on June 6, 2013. Pursuant to the terms of the Underwriting Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The description of the terms of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit.

Ninth Amendment to Loan and Security Agreement

On June 4, 2013, Array also entered into a Ninth Amendment to Loan and Security Agreement with Comerica Bank, pursuant to which the definition of Subordinated Indebtedness permitted under the Loan and Security Agreement was amended to include the Notes. A copy of the Ninth Amendment to Loan and Security Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the terms of the Ninth Amendment to Loan and Security Agreement contained herein is qualified in its entirety by reference to such exhibit.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01                   Other Events.

On June 4, 2013, Array announced the pricing of the Notes and on June 7, 2013, Array announced the exercise by the Underwriters of their option to purchase additional Notes. Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and incorporated herein by reference.

Attached as Exhibit 5.1 and Exhibit 5.2 to this Current Report and incorporated herein by reference are copies of the opinions of Gross Hartman LLC and Hogan Lovells US LLP relating to the validity of the Notes sold in the offering.

Item 9.01                                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 4, 2013, by and among Array BioPharma Inc. and Goldman Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein
4.1	Indenture dated June 10, 2013 by and between Array BioPharma Inc. and Wells Fargo Bank, National Association, as Trustee
4.2

First Supplemental Indenture dated June 10, 2013 by and between Array BioPharma Inc. and Wells Fargo Bank, National Association, as Trustee (including the form of global note for the 3.00% Convertible Senior Notes Due 2020)

5.1	Opinion of Gross Hartman LLC
5.2	Opinion of Hogan Lovells US LLP
10.1	Ninth Amendment to Loan and Security Agreement dated June 4, 2013 by and between Array BioPharma Inc. and Comerica Bank
23.1	Consent of Gross Hartman LLC (contained in Exhibit 5.1)
23.2	Consent of Hogan Lovells US LLP (contained in Exhibit 5.2)
99.1	Press release announcing Pricing of Public Offering of $115 Million of Convertible Senior Notes

99.2	Press release announcing Exercise of Underwriters’ Option to Purchase an Additional $17.25 Million of 3.00% Convertible Senior Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 4, 2013, by and among Array BioPharma Inc. and Goldman Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein
4.1	Indenture dated June 10, 2013 by and between Array BioPharma Inc. and Wells Fargo Bank, National Association, as Trustee
4.2

First Supplemental Indenture dated June 10, 2013 by and between Array BioPharma Inc. and Wells Fargo Bank, National Association, as Trustee (including the form of global note for the 3.00% Convertible Senior Notes Due 2020)

5.1	Opinion of Gross Hartman LLC
5.2	Opinion of Hogan Lovells US LLP
10.1	Ninth Amendment to Loan and Security Agreement dated June 4, 2013 by and between Array BioPharma Inc. and Comerica Bank
23.1	Consent of Gross Hartman LLC (contained in Exhibit 5.1)
23.2	Consent of Hogan Lovells US LLP (contained in Exhibit 5.2)
99.1	Press release announcing Pricing of Public Offering of $115 Million of Convertible Senior Notes
99.2	Press release announcing Exercise of Underwriters’ Option to Purchase an Additional $17.25 Million of 3.00% Convertible Senior Notes